Exhibit A

JOINT FILING AGREEMENT

The undersigned each agree that (i) the statement on Schedule 13D relating to the shares of common stock, par value $0.0001 per share, of Triangle Petroleum Corporation, a Nevada corporation, has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligation to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of August 10, 2012.

NGP TRIANGLE HOLDINGS, LLC

By: NGP Natural Resources X, L.P., its general partner

By: G.F.W. Energy X, L.P., its general partner

By: GFW X, L.L.C., its general partner

	By:	/s/ Kenneth A. Hersh
Name: Kenneth A. Hersh
Title: Authorized Member

NGP NATURAL RESOURCES X, L.P.

By: G.F.W. Energy X, L.P., its general partner

By: GFW X, L.L.C., its general partner

	By:	/s/ Kenneth A. Hersh
Name: Kenneth A. Hersh
Title: Authorized Member

G.F.W. ENERGY X, L.P.

By: GFW X, L.L.C., its general partner

	By:	/s/ Kenneth A. Hersh
Name: Kenneth A. Hersh
Title: Authorized Member

GFW X, L.L.C.

By:	/s/ Kenneth A. Hersh
Name: Kenneth A. Hersh
Title: Authorized Member

KENNETH A. HERSH

/s/ Kenneth A. Hersh